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                                                                Exhibit 10.22

                                 SEPARATION AGREEMENT

THIS AGREEMENT, dated as of February 20, 1997, is entered into by and between Select Comfort Corporation, a Minnesota corporation (the "Company"), and Mark L. de Naray, an individual presently residing in the State of Minnesota (the "Employee").

                                       RECITALS

A. The Company and the Employee have agreed to certain terms and conditions relating to the remaining term of the Employee's employment with the Company and the Employee's separation from the Company.

B. All of the terms and conditions relating to the Employee's employment with the Company and the Employee's separation from the Company are set forth herein and this Agreement supersedes and replaces in its entirety any previous agreement or understanding relating thereto between the Company and the Employee.

In consideration of the foregoing and the mutual agreements set forth below the parties hereto agree as follows:


1. TERM OF SERVICE; SEPARATION FROM SERVICE. The Company agrees that the Employee's employment with the Company will continue until the earlier of
     (i) the date that the Employee's successor assumes the Employee's duties and responsibilities, as determined by the Company, or (ii) April 30, 1997 (the "Separation Date"). The Employee agrees to continue performing services as an employee of the Company as directed by the Board of Directors through the Separation Date. On the Separation Date, the Employee agrees to submit his resignation as an officer of the Company and all of its subsidiaries. The Employee will continue to participate in all employee benefit plans for which he is eligible through the Separation Date. Any compensation or benefits due and owing to the Employee as of the Separation Date will be paid as of the Separation Date, including accrued vacation. From and after the Separation Date and for so long as the Company is obligated to pay the severance compensation set forth in Section 2 below, the Company will pay the premiums for the Employee's family coverage in the Company's health and dental plans and will continue to pay the premiums on the existing term life insurance policy for the benefit of the Employee. The Employee acknowledges that the Company is currently engaged in a search for the Employee's successor, and the Employee agrees to cooperate with the Company as reasonably requested by the Company in connection with such search.

2. SEVERANCE COMPENSATION. Subject to reasonable compliance by the Employee with the terms and conditions of this Agreement, and subject to the execution and delivery by the Employee of the release in the form of Exhibit A attached hereto (the "Release") and the effectiveness of the Release following the passage of any applicable period of time during which the Release may be revoked by the Employee, and in consideration for the obligations of the Employee under Section 7 below, the Company agrees to pay severance compensation to the Employee over a period of fifteen (15) months commencing May 1, 1997 at the Employee's current rate of base salary. Such severance will be paid in accordance with the Company's standard payroll practices, including timing and manner of payment and the Company will be entitled to deduct and withhold any amounts necessary to satisfy any income or employment-related tax requirements.


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3.   ELIGIBILITY FOR BONUS FOR SECURING FUNDING.  The Company further agrees to pay to the Employee a cash bonus in the amount of $50,000 if the Employee assists the Company in successfully obtaining "Funding" for the Company, as defined below, of $5,000,000 or more by April 30, 1997. Such bonus will be payable upon the closing of such Funding by the Company. The term "Funding" as used in this Agreement shall mean equity or debt financing, or any combination of equity or debt financing, and shall also include (i) a strategic alliance that includes debt or equity financing, (ii) a sale of all or substantially all of the assets of the Company approved by the Board of Directors of the Company, (ii) the consummation of a merger involving the Company after which the shareholders of the Company immediately prior to the merger no longer control 50% or more of the outstanding shares of capital stock of the Company, or (iii) the acquisition of 50% or more of the outstanding shares of capital stock of the Company in a transaction approved by the Board of Directors of the Company.

4. STOCK OPTIONS. All options to purchase shares of Common Stock of the Company heretofore granted to the Employee and not previously exercised will be deemed to be fully vested and will remain exercisable for a period of up to three (3) months from the Separation Date. To the extent that any options held by the Employee are not exercised within three (3) months from the Separation Date, such options will terminate as of such date and will no longer be exercisable. If requested by the Employee, the Company will loan the Employee the amount necessary for the purchase of the shares subject to such options. At the time of the loan, the Employee will execute a promissory note and a pledge agreement in form and content satisfactory to the Company providing that: (i) the loan balance will be due in full upon the earlier of (A) six (6) months following the completion by the Company of an initial public offering of its securities, or (B) April 30, 1999; (ii) the loan will bear interest at the rate equal to the Company's bank borrowing rate in effect at the time of the loan; (iii) the loan will be secured by a pledge of 150,000 shares issued upon exercise of such options, which will provide, among other things, that the Company shall retain possession of such shares until the loan is paid in full. The outstanding principal amount and accrued interest owing to the company from the Company's previous loan to the Employee made as of February 28, 1994 in the original principal amount of $50,000 shall be added to and become payable in accordance with the terms set forth above and the promissory note and pledge agreement made as of February 28, 1994 will be replaced and superseded by the promissory note and pledge agreement delivered pursuant to this Section 4. In the event that the Company consummates a Funding of $10,000,000 or more between the date hereof and April 30, 1997, and has not completed its initial public offering on or before March 31, 1998, the Company agrees, upon the request of the Employee made at any time during April of 1998, to extend a loan to the Employee in an amount not to exceed one-half (1/2) of the Employee's marginal federal income tax liability for the tax year 1997 resulting solely from the exercise by the Employee of the stock options referred to above in this Section 4. Such loan will be upon the same terms and conditions as are set forth above, including the pledge by the Employee of 150,000 shares of Common Stock to secure the obligation of the Employee to repay such loan.

5. OPPORTUNITY TO SELL SHARES. The Company agrees to use its good faith efforts to enable the Employee to participate by selling up to 50,000 shares in any significant sale of equity to new investors in which there may be opportunities for participation by selling shareholders, including for example, in connection with: (i) a public offering in which selling shareholders are able to participate in such a manner that does not interfere with the successful marketing of shares to be sold by the Company, as determined by the Company based on advice from the Company's underwriters; or (ii) an investment by a strategic or financial partner in the Company that is willing to acquire shares from one or more selling shareholders. Notwithstanding the foregoing, the Employee understands and acknowledges that: (i) the requirements of the Company to raise funds through equity financing shall take precedence over the opportunities for selling


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

     shareholders to liquidate shares; and (ii) the Company has granted certain contractual registration rights to the holders of the Company's preferred stock and may grant additional registration rights to other holders of capital stock of the Company in the future, and nothing contained in this Agreement shall be construed to interfere with or supersede any such contractual rights or to require the Company to violate, amend or modify any such contractual rights. The Company further agrees that in the event that the Company consummates a Funding of $10,000,000 or more on or before April 30, 1997, then subject to such shareholder approval as may be necessary under the Company's Articles of Incorporation or pursuant to contractual commitments to preferred stockholders of the Company, which the Company agrees to use its reasonable good faith efforts to obtain, the Company agrees, at the Employee's option exercisable at any time within three (3) months after closing of the Funding described above, to purchase up to 50,000 shares of Common Stock from the Employee at the same effective price per share of Common Stock as is paid in the Funding. In the event that the Funding is in the form of debt financing from which an effective price per share of Common Stock is not readily determinable, the Company and the Employee agree that the valuation of the Common Stock shall be the fair market value as may be agreed upon by the Company and the Employee based on arms-length negotiations or based upon an agreed upon appraisal methodology.

6. OUTPLACEMENT SERVICES. The Company will provide the Employee with outplacement services or the establishment of office services for the continuing career development of the Employee, as requested by the Employee, for a period of up to one (1) year and in an amount not to exceed $10,000.

7. NON-COMPETITION AND NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. The Employee agrees that from and after the date hereof and through a period of one (1) year following the cessation of the severance payments provided for in Section 2 above, the Employee will not alone or in any capacity with any other person or entity:

     A. directly or indirectly engage in any commercial activity that competes with the Company's business anywhere in the world; or

     B. in any way interfere or attempt to interfere with the Company's relationships with any of its current or potential vendors, suppliers, distributors or customers; or

     C. employ or attempt to employ any of the Company's employees so long as they remain employees of the Company.

     The Employee further agrees that from and after the date hereof and for a period of five (5) years following the cessation of the severance payments provided for in Section 2 above, except as required in the performance of the Employee's duties for and on behalf of the Company, the Employee will not use or disclose to any party any of the Company's proprietary or confidential information.



8. SERVICE ON BOARD OF DIRECTORS/BOARD OBSERVATION RIGHTS. The Company and the Employee agree that he will continue to serve on the Board of Directors of the Company until the earliest of (i) the date on which the Employee voluntarily resigns from the Board of Directors; (ii) the date on which the shareholders elect a successor to the Employee's position on the Board of Directors; or (iii) the date on which the Board determines to nominate another person to fill the Employee's position on the Board of Directors. Thereafter the Company agrees that the Employee will be given notice of and the right to attend as a non-voting observer all meetings of the full Board of Directors of the Company until the earliest of: (i) the date that the Company completes an initial


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     public offering of its securities; or (ii) the date that the Employee ceases to own or have the contractual right to acquire an aggregate of five hundred thousand or more shares of the Company's Common Stock. The Company also agrees to give the Employee the same information as is provided to other Board observers so long as the Employee has rights to attend Board meetings. Notwithstanding the foregoing, the Employee acknowledges that there may be occasions during meetings of the Board of Directors when observers are asked to leave the meeting to enable only the full Board of Directors to meet in executive session, and the Employee agrees to leave any meeting of the Board of Directors as and when so requested.

9. NON-DISPARAGEMENT. The Employee agrees that he will not, at any time, disparage, demean or criticize, or do or say anything to cause injury to, the business, reputation, management, employees or products of the Company. The Company agrees that it will not, at any time, disparage, demean or criticize, or do or say anything to cause injury to the reputation or career development of the Employee. In addition to any other damages or remedies that may be available to a non-breaching party for any breach of this Section 9, any breaching party shall further be obliged to the non-breaching party for any reasonable attorneys fees and costs incurred by the non-breaching party to enforce the provisions of this Section 9.

10. CONFIDENTIALITY AGREEMENT. The Company and the Employee each agree that they will hold the facts and circumstances of this Agreement in strict confidence and will not reveal the existence or the terms of this Agreement to anyone except as may be required by law. Notwithstanding the foregoing, each of the parties hereto will be entitled to advise their respective professional advisors of the terms hereof, and the Employee will be entitled to discuss the terms hereof with immediate family members.

11. NO OTHER COMPENSATION. The Employee agrees and understands that he is entitled to no other compensation other than as expressly enumerated in this Agreement and will not accrue or become entitled to any benefits other than as expressly enumerated herein. The Employee also understands that payments made pursuant to this Agreement may be subject to withholding of applicable income and other employment-related taxes and consents to the Company's right to withhold from such payments. Furthermore, the Employee acknowledges that the benefits under this Agreement are more than he would have received under normal policies in the absence of this Agreement and the attached Release.

12. KNOWING AND WILLFUL AGREEMENT. The Employee hereby acknowledges he fully understands and accepts the terms of this Agreement, that his signature is freely, voluntarily and knowingly given, and that he has been provided a full opportunity to review and reflect on the terms of this Agreement and to obtain the advice of legal counsel of his choice, which advice the Company has encouraged him to obtain.

13. RESCISSION PERIOD. After executing this Agreement, the Employee understands that he may rescind this Agreement by delivering written notice of such rescission within fifteen (15) days of this date of such execution by certified mail, return receipt requested, to Select Comfort Corporation, 6105 Trenton Lane North, Minneapolis, Minnesota 55442, Attn.: Chairman of the Board. The Employee understands that this Agreement will not become effective until the end of such 15-day period and only if the Employee does not rescind this Agreement.

14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all previous negotiations, representations and agreements heretofore made by the parities with respect to the subject matter hereof. No amendment waiver or discharge hereof shall be valid unless in writing and executed by both parties hereto.


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15.  GOVERNING LAW.  The laws of the State of Minnesota will govern the validity, construction and performance of this Agreement, without regard to the conflict of law provisions of any jurisdictions. Any legal proceeding related to this Agreement, will be brought in an appropriate Minnesota court, and both the Company and the Employee hereby consent to the exclusive jurisdiction of that court for this purpose.

16. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted so that it is valid under applicable law. If any provision of the Agreement is to any extent rendered invalid under applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

17. NO ASSIGNMENT. The Employee may not assign this Agreement to any third party for whatever purpose without the express written consent of the Company. The Company may not assign this Agreement to any third party, except by operation of law through merger, consolidation, liquidation or recapitalization, or by sale of all or substantially all of the assets of the Company, without the express written consent of the Employee.

18. REMEDIES. The parties hereto agree that the rights granted by this Agreement are both unique and special, and the parties contemplate that enforcement of this Agreement may be had by recourse to the equitable remedies available in courts of appropriate jurisdiction in addition to any other remedies which may be or may become available at law.

19. BINDING EFFECT. This Agreement and the obligations of the respective parties hereunder shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. In furtherance of, and not in limitation of, the foregoing, the Company agrees that the provisions of this Agreement shall be binding upon any successor to the business and assets of the Company and the provisions of this Agreement for the benefit of the Employee shall inure to the benefit of the Employee's estate in the event of the Employee's death.


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The parties have duly executed this Agreement as of the date set forth above.

                              SELECT COMFORT CORPORATION

                              By: /s/
                                  -----------------------------------------
                                  Its:  Board Compensation Committee Chairman

                              MARK L. DE NARAY

                              /s/
                              ---------------------------------------------


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

                                    EXHIBIT A

                                     RELEASE

I, Mark L. de Naray, for good and valuable consideration, do hereby fully and completely release and waive any and all claims, complaints, causes of action or demands of whatever kind, which I have or may have against Select Comfort Corporation. its predecessors, successors, subsidiaries and affiliates and all of its past and present board members, officers, employees, consultants and agents of those persons and companies for any actions, conduct, decisions, behavior or events relating to or arising out of the terms, conditions, or circumstances of my employment and separation from employment with Select Comfort Corporation occurring up through the date of my signature on this Release.

I understand and accept that I am giving up any claims, complaints, causes of actions or demands which I have or may have against Select Comfort Corporation relating in any way to the terms, conditions or circumstances of my employment and my separation from employment including, but not limited to, claims for employment discrimination prohibited under Title VII of the Federal Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Americans With Disabilities Act and the Minnesota Human Rights Act, any other state or federal statutes and all claims which I may have based on statutory or common law claims for negligence or other breach of duty, wrongful discharge, breach of express or implied contract, sexual harassment, promissory estoppel, breach of any express or implied promise, misrepresentation, fraud, retaliation, negligent or intentional infliction of emotional distress, defamation, invasion of privacy, tortuous interference with contract, negligent hiring, retention or supervision, retaliatory discharge contrary to public policy and any other theory whether legal or equitable.

I acknowledge that I have been given 21 days to consider whether I should enter into this Release and have been advised to consult with legal counsel of my choice, which I have done.

By my signature below, I acknowledge that I freely, voluntarily and knowingly accept the terms of this Release. I believe that the money and other consideration I am receiving from Select Comfort Corporation is a full and fair payment for this Release. I understand that I may rescind this Release if I do so in writing delivered by certified mail, return receipt requested, to Select Comfort Corporation in the care of the Chairman of the Board, 6105 Trenton Lane North, Minneapolis, Minnesota 55442 postmarked within fifteen days of the date below. I further acknowledge that I have been given the full opportunity to review and reflect on the terms of this Release and have consulted with legal counsel.

                                                   /s/
                                    ----------------------------
                                    Mark L. de Naray


Subscribed and sworn to
before me this 20 day
of February, 1997


    /s/
--------------------------
Notary Public


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